Exhibit 99

                             Joint Filer Information

Other Joint Filers:
KKR Associates (Strata) L.P.
KKR Partners II, L.P.
KKR III GP LLC
KKR Partners III, L.P.
James H. Greene
Scott M. Stuart
Johannes P. Huth
Alexander Navab

Address:
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019

Designated Filer:
Strata L.L.C.
Issuer & Ticker Symbol:
Rockwood Holdings, Inc. ("ROC")
Date of Event Requiring Statement:
August 12, 2005



Signatures of Joint Filers:

KKR Associates (Strata) L.P.

By: Strata L.L.C.,
       its general partner


       By:             *
           ----------------------------
           Henry R. Kravis
           a member

KKR Partners II, L.P.

By:  KKR Associates (Strata) L.P.,
     its general partner


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      By: Strata L.L.C.,
             its general partner

             By:             *
                 ----------------------------
                    Henry R. Kravis
                    a member

KKR III GP LLC

By:
                  *
      ----------------------------
      Henry R. Kravis
      a member

KKR Partners III, L.P.

By:  KKR III GP LLC,
     its general partner

       By:             *
            ---------------------------
            Henry R. Kravis
            a member

            *
----------------------------
James H. Greene

            *
----------------------------
Stuart M. Scott

            *
----------------------------
Johannes P. Huth

            *
----------------------------
Alexander Navab

*By:  /s/ William J. Janetschek
      -------------------------
William J. Janetschek, by power of attorney for all Reporting Persons
Date:  August 12, 2005

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